EXHIBIT 13

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, and to the inclusion of our report, dated February 27, 2020, on the financial statements of Transamerica Variable Funds (comprising, respectively, Government Money Market, High Quality Bond, Inflation-Protected Securities, Intermediate Bond, High Yield Bond, Balanced II, Large Value Opportunities, Large Core, Large Growth, Small Cap Core, International Equity and Calvert), for the fiscal year ended December 31, 2019, included in the Statement of Additional Information in Post-Effective Amendment Number 35 to the Registration Statement (Form N-3, No. 333-08543) of Transamerica Asset Allocation Variable Funds.

We also consent to the incorporation by reference of our report, dated February 26, 2020, on Transamerica Asset Allocation Variable Funds (comprising, respectively, Transamerica Asset Allocation – Short Horizon Subaccount, Transamerica Asset Allocation – Intermediate Horizon Subaccount and Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount) included in its Annual Report for the fiscal year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 of Transamerica Asset Allocation Variable Funds of our report dated April 27, 2020, relating to the financial statements and financial statement schedules of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2020